Exhibit B

POWER OF ATTORNEY

Know all by these presents, that Susan C. Oberndorf IRA (the “Grantor”) has made, constituted and appointed, and by these presents does make, constitute and appoint each of William E. Oberndorf and Gary Scheier (each, an “Attorney”), the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in Grantor’s name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

(1)	To sign on behalf of the Grantor statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto pursuant to Section 13(d) or Section 16 under the Securities Exchange Act of 1934.

(2)
To do all such other acts and things as, in such Attorney’s discretion, he deems appropriate or desirable for the purpose of filing such statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto.

(3)
To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney(s) by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

The Grantor hereby ratifies and confirms all that said agents and attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing.

The words Grantor and Attorney shall include all grantors and attorneys under this Power of Attorney.

IN WITNESS WHEREOF, Grantor duly assents to this Power of Attorney by its signature as of the 6th day of October, 2018.  The Power of Attorney shall remain in full force and effect until the undersigned is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 and the rules thereunder, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

Susan C. Oberndorf IRA

By	/s/ Susan C. Oberndorf
	Name:	Susan C. Oberndorf